Exhibit (c)(11)

BOARD DISCUSSION MATERIALS
January 16, 2017
J.P.Morgan

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.
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J.P.Morgan
BOARD DISCUSSION MATERIALS

Implied valuation summary of Braves' January 10th and October 20th proposals

	Implied valuation summary			
	Braves' 10/20/16 proposal @ 10/20/16	Braves' 10/20/16 proposal @ 01/13/17	Braves' 01/10/17 proposal @ 01/13/17	Braves' 01/10/17 proposal @ 01/13/17
Braves stock price	£48.03	£47.30	£47.30	
Exchange rate	*1.2250*	*1.2186*	*1.2186*	
Braves ADS price ($)				$115.21
Adjusted ADS price ($)[1]				$57.61
Braves price ($)	$58.84	$57.63	$57.63	$57.61
Exchange ratio	*0.5502*	*0.5502*	*0.5260*	*0.5260*
Stock consideration per Royals share ($)	$32.37	$31.71	$30.32	$30.30
Cash consideration per Royals share ($)	$24.13	$24.13	$29.44	$29.44
Total Braves offer price ($)	**$56.50**	**$55.84**	**$59.76**	**$59.74**
% premium to unaffected	*19.8%*	*18.4%*	*26.7%*	*26.6%*
Implied equity value ($mm)[2]	**$80,848**	**$79,904**	**$85,630**	**$85,608**
% Royals pro forma ownership	*19.7%*	*19.7%*	*19.0%*	*19.0%*
Implied firm value ($mm)[3]	**$91,839**	**$90,895**	**$96,529**	**$96,507**
FV / LTM Sep-16 EBITDA[4]	16.1x	16.0x	17.0x	16.9x
FV / Adjusted LTM Sep-16 EBITDA[4,5]	15.7x	15.5x	16.5x	16.5x
FV / 2016E EBITDA[6]	15.5x	15.3x	16.3x	16.3x
FV / Adjusted FY 2016E EBITDA[5,6]	15.2x	15.0x	16.0x	16.0x
FV / 2017E EBITDA[7]	14.5x	14.4x	15.3x	15.3x

Source: Royals management projections provided 10/31/16 (as updated on 01/15/17); Royals filings, broker estimates, Bloomberg, FactSet
[1] Calculated as Braves ADS price divided by 2. Currently, each Braves ADS represents two Braves ordinary shares. Prior to the Closing, Braves intends to effect a forward split of the Braves ADSs such that each Braves ADS will represent one Braves ordinary share; [2] Assumes Royals diluted share count of 1,430.9mm as of 09/30/16 for 10/20/16 offer and 1,433.0mm as of 01/15/17 for 01/10/17 offer; [3] Royals debt of $12,950mm at principal value and cash of $1,959mm as of 09/30/16 for 10/20/16 offer and debt of $12,950mm at principal value and cash of $2,051mm as of 12/31/16 for 01/10/17 offer; [4] LTM EBITDA of $5,694mm for Royals; [5] Includes adjustments for run-rate Lorillard cost synergies in the amount of $155mm for LTM Sep-16 and $113mm for FY2016, per Royals management guidance; [6] FY2016E EBITDA of $5,933mm for Royals; [7] FY2017E EBITDA of $6,313mm for Royals

BOARD DISCUSSION MATERIALS

1

J.P.Morgan

Agenda
Page
Royals implied standalone valuation analysis 2
Braves implied standalone valuation analysis 8
Combination analysis 14
Appendix 19
J.P.Morgan
BOARD DISCUSSION MATERIALS

Royals management standalone financial projections
Net sales1 ($mm)
$15,909
$14,331 $15,095
$13,009 $13,621
2017E 2018E 2019E 2020E 2021E
% growth
4.3% 4.7% 5.2% 5.3% 5.4%
EBITDA ($mm)
$8,026 $8,696
$6,877 $7,329
$6,313
2017E 2018E 2019E 2020E 2021E
% margin
48.5% 50.5% 51.1% 53.2% 54.7%
Capital expenditures ($mm)
$255
$189
$150 $150 $150
2017E 2018E 2019E 2020E 2021E
% of net sales
2.0% 1.4% 1.0% 1.0% 0.9%
Unlevered Free Cash Flow2 ($mm)
$5,421
$4,956
$4,484
$3,864 $4,047
2017E 2018E 2019E 2020E 2021E
% of net sales
29.7% 29.7% 31.3% 32.8% 34.1%
Source: Royals management projections provided 10/31/16 (as updated on 01/12/17) and hereinafter referred to as “Royals management projections”
1 Net of excise tax per Royals management projections
2 Operating income * (1 – tax rate) + D&A – Capex – in NWC; tax rate per Royals management projections

J.P.Morgan
ROYALS IMPLIED STANDALONE VALUATION ANALYSIS

Royals management standalone financial projections (cont'd)

Summary financials ($mm)

	Royals management projections				
FYE 12/31	2017E	2018E	2019E	2020E	2021E
Net Sales[1]	**$13,009**	**$13,621**	**$14,331**	**$15,095**	**$15,909**
% growth	*4.3%*	*4.7%*	*5.2%*	*5.3%*	*5.4%*
COGS	$5,117	$5,163	$5,409	$5,498	$5,606
% of sales	*39.3%*	*37.9%*	*37.7%*	*36.4%*	*35.2%*
Gross profit	**$7,892**	**$8,458**	**$8,922**	**$9,597**	**$10,303**
% margin	*60.7%*	*62.1%*	*62.3%*	*63.6%*	*64.8%*
SG&A	$1,688	$1,701	$1,716	$1,702	$1,741
% of sales	*13.0%*	*12.5%*	*12.0%*	*11.3%*	*10.9%*
EBITDA	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**
% margin	*48.5%*	*50.5%*	*51.1%*	*53.2%*	*54.7%*
D&A	$132	$141	$139	$146	$148
% of capex	*51.8%*	*74.6%*	*92.7%*	*97.3%*	*98.7%*
Operating income	**$6,181**	**$6,736**	**$7,190**	**$7,880**	**$8,548**
% margin	*47.5%*	*49.5%*	*50.2%*	*52.2%*	*53.7%*
Tax expense	$2,028	$2,231	$2,389	$2,641	$2,892
% tax rate	*36.2%*	*36.4%*	*36.5%*	*36.6%*	*36.6%*
Net income	$3,576	$3,903	$4,155	$4,583	$5,010
Select cash flow items:					
Capex	$255	$189	$150	$150	$150
% net sales	*2.0%*	*1.4%*	*1.0%*	*1.0%*	*0.9%*
(Inc.) / Dec. in NWC and other	$43	($191)	($70)	($40)	$3[3]
% change in net sales	*8.1%*	*(31.2%)*	*(9.9%)*	*(5.2%)*	*0.4%*
Unlevered FCF[2]	$3,864	$4,047	$4,484	$4,956	$5,421
% net sales	*29.7%*	*29.7%*	*31.3%*	*32.8%*	*34.1%*

Source: Royals management projections
[1] Net of excise tax per Royals management projections
[2] Operating income * (1 – tax rate) + D&A – Capex – Δ in NWC and other; tax rate per Royals management projections
[3] Per Royals management, 2021 normalized to exclude $225mm in income tax benefit

3

ROYALS IMPLIED STANDALONE VALUATION ANALYSIS

J.P.Morgan

Royals implied valuation perspectives
Implied equity value per share (rounded to the nearest $0.25)
Royals Current Braves’
unaffected Royals 01/10/17 Midpoint7
share price @ share price @ proposal @
10/20/16: 01/13/17: 01/13/17:
$47.17 $55.97 $59.748 Implied value
3 mo. VWAP: per share
For reference only1: $48.71
52-week trading range $43.50 $54.50 $49.00
Equity analyst price targets $47.00 $62.00 $54.50
Trading multiples:
FV / 2017E EBITDA: 10.0x – 13.5x2 $36.50 $51.75 $44.25
P/E 2017E:13.0x – 20.5x3 $32.50 $51.25 $41.75
Transaction multiples: For
FV / LTM ’16E EBITDA: 12.0x – 16.0x4 $42.00 $58.75 reference $50.25 only
FV / Adj. LTM ’16E EBITDA: 12.0x – 16.0x5 $43.00 $60.00 $51.50
Discounted cash flow:
Royals management projections6 $47.50 $68.75 $58.00
$30.00 $40.00 $50.00 $60.00 $70.00
FV / 2017E EBITDA2 8.5x 10.8x 13.1x 15.3x 17.6x
Source: Royals management projections; Equity analyst consensus; FactSet
Note: Implied valuation date as of 12/31/16; market data as of 01/13/17; net debt of $10,899mm as of 12/31/16; diluted share count of 1,433.0mm as of 01/15/17; 3 month VWAP as of unaffected date of 10/20/16;
1 Values as of 10/20/16 to represent unaffected share price; 2 Based on 2017E EBITDA of $6,313mm per Royals management guidance; 3 Based on 2017E net income of $3,576mm and 2017E EPS of $2.53;
4 Based on 2016E EBITDA of $5,933mm; 5 Based on 2016E EBITDA of $6,046mm adjusted by $113mm for cost synergies related to the acquisition of Lorillard, per Royals management guidance;
6 Assumes a discount rate of 5.75% - 6.75% and a terminal growth rate of 0.0% - 1.0%; 7 Represents the arithmetic midpoint of each valuation range; 8 Calculated based on Braves ADS of $115.21 as of 01/13/17 divided by 2. Currently, each Braves ADS represents two Braves ordinary shares. Prior to the Closing, Braves intends to effect a forward split of the Braves ADSs such that each Braves ADS will represent one Braves ordinary share 4
Hypothetical illustrative analysis only – no prediction as to future share trading
J.P.Morgan
ROYALS IMPLIED STANDALONE VALUATION ANALYSIS

Public company trading metrics

	Market cap. ($bn)	Implied firm value ($bn)	Implied FV/EBITDA Dec-17E	Implied P/E Dec-17E	Dividend yield[1]	Dec-17E Payout ratio[2]
Royals unaffected	67.5	78.5	12.4x	18.6x	3.9%	80.0%
Braves[3] unaffected	110.3	135.4	11.7x	17.1x	3.3%	65.0%
Braves[4] Excl. Associates unaffected	110.3	93.9	11.6x	17.1x	3.3%	65.0%
	140.7	166.7	13.5x	18.8x	4.6%	88.5%
Altria	132.0	124.5	12.7x	20.3x	3.6%	77.8%
JT	60.3	64.1	10.1x	16.5x	3.3%	60.6%
Imperial Brands	42.1	57.1	11.4x	13.0x	4.3%	64.0%
Swedish Match	5.9	6.2	12.0x	17.3x	NM[5]	54.7%
Peers average (01/13/17)			11.9x	17.2x	4.0%	69.1%
Peers median (01/13/17)			12.0x	17.3x	4.0%	64.0%

Source: Royals management projections; equity analyst consensus, FactSet as of 01/13/17

Note: Unaffected Royals and Braves implied values are as of 10/20/16; total debt for Royals at principal value; Braves' debt balance as of 09/15/16 and cash balance as of 06/30/16; Royals' projections are as per Royals management projections; Braves' projections are as per consensus estimates; [1] Dividend yield = annualized dividend per share / share price; [2] Payout ratio = 2017E dividend per share / 2017E EPS; [3] Braves' implied firm value includes net debt of $22,070mm and minority interest unaffected market value of $3,034mm, 2017E EBITDA of $8,112mm ($8,541mm in 2018E EBITDA) increased by $2,663mm ($2,900mm in 2018E) and $770mm ($876mm in 2018E) to reflect its proportionate ownership in Royals and ITC, respectively; assumes a GBP/USD unaffected exchange rate of 1.2250 as of 10/20/16; [4] Braves' implied firm value excludes $28,469mm and $13,016mm respectively, to reflect its proportionate ownership in the unaffected market value of equity of Royals and ITC; assumes a GBP/USD unaffected exchange rate of 1.2250 as of 10/20/16; [5] No ordinary dividend announced in YTD2016, only a special dividend (company's dividend policy = 40-60% of EPS)

ROYALS IMPLIED STANDALONE VALUATION ANALYSIS

5

J.P.Morgan

Selected precedent transaction metrics

ROYALS IMPLIED STANDALONE VALUATION ANALYSIS

Key selected tobacco transactions

Announcement	Target	Acquiror	Implied firm value ($mm)	Implied FV/ LTM EBITDA[1]	EBITDA margin
01-Jun-15	TDR	BAT	599	12.5x	31.3%
23-Feb-15	Souza Cruz (24.7%)	BAT	14,185	16.0x	39.6%
15-Jul-14	Lorillard	Reynolds American	27,949[2]	13.8x	40.4%
15-Jul-14	Lorillard and Reynolds American assets	Imperial Tobacco	7,056	8.8x	33.3%
26-May-11	Protabaco	BAT	452	11.3x	36.4%
17-Jun-09	Bentoel (85.1%)	BAT	744	14.0x	9.0%
08-Sep-08	UST	Altria	11,681	12.0x	48.9%
31-Jul-08	Rothmans	PMI	1,934[3]	9.7x	50.8%
28-Feb-08	Skandinavisk	BAT	4,141	11.2x	39.4%
22-Feb-08	Tekel	BAT	1,720	11.4x	29.0%
01-Nov-07	John Middleton	Philip Morris USA	2,900[4]	15.8x	51.0%
18-Jul-07	Altadis	Imperial Tobacco	22,619[5]	14.1x	29.3%
08-Feb-07	Commonwealth Brands	Imperial Tobacco	1,900	10.9x	50.0%
19-Jan-07	Lakson Tobacco	PMI	675	14.8x	14.4%
15-Dec-06	Gallaher	Japan Tobacco	18,938	13.0x	28.0%
24-Apr-06	Conwood	Reynolds American	3,500	13.6x	57.0%
13-Mar-05	PTHM Sampoerna	PMI	5,082	13.9x	19.5%
07-Mar-02	Reemtsma	Imperial Tobacco	5,103	13.4x	18.5%
22-Jun-01	Austria Tabak	Gallaher Group	1,871	7.4x	21.4%
Mean				**12.5x**	**34.1%**
Median				**13.0x**	**33.3%**

Source: Press releases, annual reports and information brochures of target, broker reports; based on most recent available financials at time of announcement of the transaction; Note: Median pre- and median global represent average vs. median figure
[1] Implied multiples based on transaction value in local currency
[2] Implied firm value is pension-adjusted and based on fully diluted equity
[3] Implied transaction value reflects 100% of RI and 60% of RBH not currently owned by PMI (100% of RI cash & ST investments, 60% of RBH cash, and 60% of RBH debt) as of 07/31/08; financials reflect 60% of RI consolidated revenue and EBITDA
[4] Implied firm value excludes $700mm in present value of tax benefits (multiples based on brokers' estimates)
[5] Implied firm value adjusted by minority in Logista valued at market value

6

J.P.Morgan

Illustrative Royals discounted cash flow analysis

5-year projections

($mm) – Implied valuation date as of 12/31/16

	Royals management projections					
FYE 12/31	2017E	2018E	2019E	2020E	2021E	Terminal
Net sales[1]	**$13,009**	**$13,621**	**$14,331**	**$15,095**	**$15,909**	**$15,988**
% growth	*4.3%*	*4.7%*	*5.2%*	*5.3%*	*5.4%*	*0.5%*
EBITDA	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**	**$8,739**
% margin	*48.5%*	*50.5%*	*51.1%*	*53.2%*	*54.7%*	*54.7%*
EBIT	6,181	6,736	7,190	7,880	8,548	8,591
Less: Taxes	(2,237)	(2,450)	(2,625)	(2,881)	(3,128)	(3,144)
% tax rate	*36.2%*	*36.4%*	*36.5%*	*36.6%*	*36.6%*	*36.6%*
EBIAT	**$3,944**	**$4,286**	**$4,565**	**$5,000**	**$5,420**	**$5,447**
Plus: D&A	132	141	139	146	148	149
% of net sales	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*0.9%*	*0.9%*
% of capex	*51.8%*	*74.6%*	*92.7%*	*97.3%*	*98.7%*	*98.7%*
Less: Capex	(255)	(189)	(150)	(150)	(150)	(151)
% of net sales	*(2.0%)*	*(1.4%)*	*(1.0%)*	*(1.0%)*	*(0.9%)*	*(0.9%)*
Less: (Inc) / dec in NWC and other	43	(191)	(70)	(40)	3	0
Unlevered FCF for discounting	**$3,864**	**$4,047**	**$4,484**	**$4,956**	**$5,421**	**$5,445**

Implied firm value ($mm)

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
5.75%	$92,932	$100,311	$109,243
6.25%	$85,419	$91,516	$98,774
6.75%	$79,023	$84,132	$90,129

Implied equity value per share[2]

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
5.75%	$57.25	$62.39	$68.63
6.25%	$52.00	$56.26	$61.32
6.75%	$47.54	$51.10	$55.29

Terminal forward EBITDA multiple

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
5.75%	11.1x	12.3x	13.6x
6.25%	10.3x	11.2x	12.4x
6.75%	9.5x	10.4x	11.3x

Source: Royals management projections
Note: Assumes net debt of $10,889mm as of 12/31/16 and 1,433.0mm diluted shares outstanding as of 01/15/17; assumes mid-period discounting
[1] Net of excise tax per Royals management projections
[2] Unaffected 52-week low/high: $43.50 – $54.50 per FactSet (rounded to the nearest $0.25)

ROYALS IMPLIED STANDALONE VALUATION ANALYSIS

7

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

Agenda
Page
Royals implied standalone valuation analysis 2
Braves implied standalone valuation analysis 8
Combination analysis 14
Appendix 19
J.P.Morgan
BOARD DISCUSSION MATERIALS

Royals’ financial projections for standalone Braves
Royals management has provided J.P. Morgan with five year projections for Braves, which were based in part on certain financial information for Braves prepared by
Braves management and provided to Royals (referred to herein as “Royals’ management projections for Braves”)
J.P.Morgan

BRAVES IMPLIED STANDALONE VALUATION ANALYSIS

Royals’ financial projections for standalone Braves (cont’d)
Net sales1 (£mm)
£19,087
£18,353
£17,647
£16,969
£16,316
2017E 2018E 2019E 2020E 2021E
% growth
10.2% 4.0% 4.0% 4.0% 4.0%
EBITDA2 (£mm)
£7,900
£6,769 £7,128 £7,505
£6,405
2017E 2018E 2019E 2020E 2021E
% margin
39.3% 39.9% 40.4% 40.9% 41.4%
Capital expenditures (£mm)
£600 £600 £600 £600 £600
2017E 2018E 2019E 2020E 2021E
% of net sales
3.7% 3.5% 3.4% 3.3% 3.1%
Unlevered Free Cash Flow3 (£mm)
£4,565
£3,684 £4,017 £4,284
£3,307
2017E 2018E 2019E 2020E 2021E
% net sales
20.3% 21.7% 22.8% 23.3% 23.9%
Source: Royals’ management projections for Braves
1 Net of excise tax as per Royals’ management projections for Braves
2 EBITDA exclude income from associates in Royals and ITC
3 Operating income * (1–29.0% tax rate) + D&A - Capex - in NWC - pension & restructuring

J.P.Morgan
BRAVES IMPLIED STANDALONE VALUATION ANALYSIS

Royals’ financial projections for standalone Braves (cont’d)
Summary financials (£mm)
Royals’ management projections for Braves
FYE 12/31 2017E 2018E 2019E 2020E 2021E
Net Sales1 £16,316 £16,969 £17,647 £18,353 £19,087
% growth 10.2% 4.0% 4.0% 4.0% 4.0%
EBITDA £6,405 £6,769 £7,128 £7,505 £7,900
% margin 39.3% 39.9% 40.4% 40.9% 41.4%
D&A £365 £365 £365 £365 £365
% of capex 60.8% 60.8% 60.8% 60.8% 60.8%
Operating income £6,040 £6,404 £6,763 £7,140 £7,535
% margin 37.0% 37.7% 38.3% 38.9% 39.5%
Tax rate 29.0% 29.0% 29.0% 29.0% 29.0%
Select cash flow items:
Capex £600 £600 £600 £600 £600
% net sales 3.7% 3.5% 3.4% 3.3% 3.1%
(Inc.) / Dec. in NWC (£120) (£300) (£300) (£300) (£300)
% of increase in sales (7.9%) (45.9%) (44.2%) (42.5%) (40.9%)
Pension & Restructuring ($626) ($328) ($250) ($250) ($250)
Unlevered FCF2 £3,307 £3,684 £4,017 £4,284 £4,565
% net sales 20.3% 21.7% 22.8% 23.3% 23.9%
Source: Royals’ management projections for Braves
1 Net of excise tax as per Royals’ management projections for Braves
2 Operating income * (1–29.0% tax rate) + D&A - Capex - in NWC - pension & restructuring

J.P.Morgan
BRAVES IMPLIED STANDALONE VALUATION ANALYSIS

Braves implied valuation perspectives
Implied equity value per share (rounded to the nearest £0.25)
Current Braves Unaffected Braves
share price (01/13/17): share price (10/20/16): Midpoint6
£47.30 £48.03 Implied value
3 mo. VWAP1: per share
For reference only1: £48.32
52-week trading range £35.75 £50.50 £43.00
Equity analyst price targets £43.00 £58.00 £50.50
Trading multiples:
FV / 2017E EBITDA:10.0x – 13.5x2 £39.25 £56.50 £47.75
P/ E 2017E:13.0x – 20.5x3 £36.50 £57.50 £47.00
Discounted cash flow4:
Royals’ management projections £41.75 £58.75 £50.25
for Braves5
£30.00 £40.00 £50.00 £60.00 £70.00
FV / 2017E EBITDA2 8.1x 10.2x 12.2x 14.2x 16.3x
Source: Royals’ management projections for Braves; FactSet
Note: Implied valuation date as of 12/31/16; market data as of 01/13/17; Debt balance of £19,633mm per Braves as of 12/31/16, cash balance of £3,427mm per Braves as of 12/31/16, minority interest unaffected market value of £2,477mm, and equity affiliate adjustments of £23,240mm and £10,625mm for the unaffected market value of equity in Royals and ITC, respectively; diluted share count per Braves of 1,870.6mm as of 01/13/17 per Braves management; 1 Values as of 10/20/16 represent unaffected share price; 2 Based on 2017E EBITDA of £9,207mm, which includes £2,174mm and £628mm to reflect Braves’ proportionate ownership in Royals and ITC, converted at unaffected FX rates respectively; 3 Based on 2017E EPS of £2.80; 4 Implied equity value includes £2,275mm of minority interests, plus equity affiliates consisting of 42% ownership in Royals (stake has a DCF implied equity value range of £23,576mm - £34,035mm at a GBP/USD exchange rate of 1.2186) and 30% ownership in ITC (stake has a market value of £10,920mm); 5 Assumes a discount rate of 6.75% - 8.00% and a terminal growth rate of 0.0% - 1.0%; 6 Represents the arithmetic midpoint of each implied valuation range before rounding 11
Hypothetical illustrative analysis only – no prediction as to future share trading
J.P.Morgan
BRAVES IMPLIED STANDALONE VALUATION ANALYSIS

Illustrative Braves discounted cash flow analysis
5-year projections, investment in Royals valued at DCF and ITC valued at market value
(£mm) – Implied valuation date as of 12/31/16
Royals’ management projections for Braves
FYE 12/31 2017E 2018E 2019E 2020E 2021E Terminal
Net sales 1 £16,316 £16,969 £17,647 £18,353 £19,087 £19,182
% growth 10.2% 4.0% 4.0% 4.0% 4.0% 0.5%
EBITDA £6,405 £6,769 £7,128 £7,505 £7,900 £7,940
% margin 39.3% 39.9% 40.4% 40.9% 41.4% 41.4%
EBIT 6,040 6,404 6,763 7,140 7,535 7,370
Less: Taxes (1,752) (1,857) (1,961) (2,071) (2,185) (2,137)
% tax rate 29.0% 29.0% 29.0% 29.0% 29.0% 29.0%
EBIAT £4,288 £4,547 £4,802 £5,069 £5,350 £5,232
Plus: D&A 365 365 365 365 365 570
% of net sales 2.2% 2.2% 2.1% 2.0% 1.9% 3.0%
% of capex 60.8% 60.8% 60.8% 60.8% 60.8% 95.0%
Less: Capex (600) (600) (600) (600) (600) (600)
% of net sales (3.7%) (3.5%) (3.4%) (3.3%) (3.1%) (3.1%)
Less: (Inc) / dec in NWC (120) (300) (300) (300) (300) (39)
Less: Pension & Restructuring (626) (328) (250) (250) (250) 0
Unlevered FCF for discounting £3,307 £3,684 £4,017 £4,284 £4,565 £5,163
Implied firm value
excluding Associates and others (£mm)
Perpetuity growth rate
0.00% 0.50% 1.00%
Dis. rate High 6.750% £73,897 £78,337 £83,550
Mid 7.375% £67,455 £71,044 £75,195
Low 8.000% £62,026 £64,972 £68,340
Implied equity value per share
including Associates and others (£mm)2,3
Perpetuity growth rate
0.00%
0.50%
1.00%
Dis. rate High 6.750% £50.64
£54.38
£58.82
Mid 7.375% £45.80
£48.85
£52.41
Low 8.000% £41.72
£44.24
£47.15
Terminal forward EBITDA multiple
Perpetuity growth rate
0.00% 0.50% 1.00%
Dis. rate High 6.750% 10.0x 10.8x 11.7x
Mid 7.375% 9.2x 9.9x 10.6x
Low 8.000% 8.5x 9.1x 9.7x
Source: Royals’ management projections for Braves; Net debt balance of £16,206mm as of 12/31/16 (debt of £19,633mm and cash of £3,427mm) and minority interest market value of £2,275mm
1 Equity affiliates consisting of 42% ownership in Royals (stake has a DCF implied equity value range of £23,576mm - £34,035mm at an GBP/USD exchange rate of 1.2186) and 30% ownership in ITC (stake has a market value of £10,920mm)
2 Implied equity value includes £2,275mm of minority interests, plus equity affiliates consisting of 42% ownership in Royals (stake has a DCF implied equity value range of £23,576mm - £34,035mm at an GBP/USD exchange rate of 1.2186) and 30% ownership in ITC (stake has a market value of £10,920mm)
3 Unaffected 52-week low/high: £35.75 – £50.50 (rounded to the nearest £0.25)

J.P.Morgan
Hypothetical illustrative analysis only – no prediction as to future share trading
BRAVES IMPLIED STANDALONE VALUATION ANALYSIS

Illustrative Braves discounted cash flow analysis – bridge to equity value per share

Investment in Royals valued at DCF and ITC valued at market value

Implied firm value excluding Associates and others (£mm)

Discount rate	Perpetuity growth rate: Low	Medium	High
High	£73,897	£78,337	£83,550
Medium	£67,455	£71,044	£75,195
Low	£62,026	£64,972	£68,340

Implied firm value including Associates and others (£mm)[1]

Discount rate	Perpetuity growth rate: Low	Medium	High
High	£110,933	£117,927	£126,230
Medium	£101,890	£107,589	£114,252
Low	£94,248	£98,962	£104,405

Implied equity value including Associates and others (£mm)[2]

Discount rate	Perpetuity growth rate: Low	Medium	High
High	£94,727	£101,721	£110,024
Medium	£85,684	£91,383	£98,046
Low	£78,042	£82,756	£88,199

Implied equity value per share including Associates and others (£)[2,3]

Discount rate	Perpetuity growth rate: Low	Medium	High
High	£50.64	£54.38	£58.82
Medium	£45.80	£48.85	£52.41
Low	£41.72	£44.24	£47.15

Source: Royals' management projections for Braves; Net debt balance of £16,206mm as of 12/31/16 (debt of £19,633mm and cash of £3,427mm) and minority interest market value of £2,275mm

[1] Equity affiliates consisting of 42% ownership in Royals (stake has a DCF implied equity value range of £23,576mm - £34,035mm at an GBP/USD exchange rate of 1.2186) and 30% ownership in ITC (stake has a market value of £10,920mm)

[2] Implied equity value includes £2,275mm of minority interests, plus equity affiliates consisting of 42% ownership in Royals (stake has a DCF implied equity value range of £23,576mm - £34,035mm at an GBP/USD exchange rate of 1.2186) and 30% ownership in ITC (stake has a market value of £10,920mm)

[3] Unaffected 52-week low/high: £35.75 – £50.50 (rounded to the nearest £0.25)

BRAVES IMPLIED STANDALONE VALUATION ANALYSIS

13

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

Agenda
Page
Royals implied standalone valuation analysis 2
Braves implied standalone valuation analysis 8
Combination analysis 14
Appendix 19
J.P.Morgan
BOARD DISCUSSION MATERIALS

Illustrative potential operating synergies

Potential operating synergies

- Per Braves and Royals management, this analysis includes an assumption of $500mm in annual run-rate operating synergies which can potentially provide meaningful value to Royals shareholders in a transaction that includes stock consideration
- Areas of potential operating synergies may include, but are not limited to:
  - Consolidation of certain manufacturing, R&D, marketing, human resources, finance, audit and corporate communications functions
  - Reduced supply chain / procurement expenses
  - Leadership / management structure efficiencies
  - Reduction in certain administrative expenses (IR, SEC expenses, Board costs, other public company costs, etc.)
  - Combined portfolio of Next-Generation Products (vapor, Heat-not-burn, Niconovum AB)

Post-tax NPV of assumed $500mm run-rate operating synergies ($mm)

		Perpetuity growth		
		(0.5%)	0.0%	0.5%
Discount rate	5.75%	$4,836	$5,221	$5,679
	6.25%	$4,433	$4,756	$5,134
	6.75%	$4,086	$4,360	$4,677

Post-tax NPV[1] of synergy levels

		NPV
Run-rate operational synergies	$400	$3,804
	$500	$4,756
	$600	$5,707

Source: Royals management; Braves management
Note: Assumes synergies are phased in 50% in year 2 and 100% in year 3; costs to achieve are equal to 100% of run-rate cost synergies phased in 50% in year 1 and 50% in year 2
[1] Assumes a perpetuity growth rate of 0.0% with a discount rate of 6.25% and a blended tax rate

COMBINATION ANALYSIS

14

J.P.Morgan

Illustrative potential tax efficiencies

Potential tax efficiencies

- **Guarantee fee:** Braves management has indicated that following the closing of the transaction, it will implement an intercompany financing arrangement that will create a tax-deductible intercompany guarantee fee in the U.S., the net benefit of which is estimated to be approximately $45mm per year
- **Intercompany expenses:** Braves management has also indicated that a greater amount of intercompany expenses will be allocated to the U.S., resulting in incremental tax deductions for U.S. tax purposes of approximately $15mm per year
- **Elimination of dividend withholding:** Per Braves management, annual tax costs of approximately $80mm resulting from Royals share repurchases and dividend payments to Braves will be eliminated upon completion of the transaction
- The total estimated tax efficiencies resulting from the items listed above are approximately $140mm per year

NPV of assumed $140mm run-rate tax efficiencies ($mm)

		Perpetuity growth		
		(0.5%)	0.0%	0.5%
Discount rate	4.50%	$2,844	$3,111	$3,444
	5.00%	$2,585	$2,800	$3,062
	5.50%	$2,370	$2,545	$2,757

NPV[1] of efficiencies levels

		NPV
Run-rate tax efficiencies	$120	$2,400
	$140	$2,800
	$160	$3,200

Source: Royals management; Braves management

[1] Assumes a terminal growth rate of 0.0% with a discount rate of 5.0%

COMBINATION ANALYSIS

15

J.P.Morgan

Illustrative market based value creation

For illustrative purposes and reference only

Illustrative market based value creation in a cash / stock acquisition under current proposal ($mm, except per share data)



Braves
Royals
Operating synergies
Tax efficiencies
Transaction expenses
Assumes Royals unaffected share price of: $47.17
Assumes Braves current share price of: $57.61[1]
$107,758
$39,228
$6,259
$2,800
$339
$24,483
$131,223
$24,870
$106,353
% ownership:
19.0%
81.0%
% value creation
25.8%
(1.3%)
Implied 2016E FV / EBITDA multiple:
12.0x
13.2x
12.5x
12.5x
Braves standalone implied equity value ($7,191mm EBITDA)
Royals standalone[2] implied equity value ($5,933mm EBITDA)
Synergies[3] ($500mm pre-tax)
Tax efficiencies[4]
Transaction expenses ($500mm pre-tax)
Cash paid to Royals shareholders
Pro forma implied equity value ($13,624mm EBITDA)[3]

Implied value per Royals Share	-	$47.17[5]	$2.71[6]			$29.44[7]	$29.91[7]

Total implied value to Royals shareholders **$59.35**

Source: Royals management projections; Royals' management projections for Braves; Royals management; Braves management

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan; GBP/USD exchange rate of 1.2186 as of 01/13/17; [1] Assumes Braves ADS of $115.21 as of 01/13/17 divided by 2; currently, each Braves ADS represents two Braves ordinary shares. Prior to the Closing, Braves intends to effect a forward split of the Braves ADSs such that each Braves ADS will represent one Braves ordinary share; [2] Implied equity value as of 10/20/16 represents the 58% currently not owned by Braves; [3] Estimated synergies of $500mm of run-rate synergies per Royals and Braves management; capitalized at a blended multiple of 12.5x; [4] Per Braves management tax planning intentions; present value calculated at 5.0% discount rate and 0.0% long term growth rate; [5] Royals diluted shares outstanding of 1,433.0mm as of 01/15/17; [6] Pro forma diluted shares outstanding of 2,308.1mm; [7] Implied Royals diluted shares outstanding of 831.6mm as of 01/15/17 represents the 58% currently not owned by Braves

COMBINATION ANALYSIS
16
J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

COMBINATION ANALYSIS

Illustrative intrinsic value creation

Illustrative intrinsic value creation in a cash / stock acquisition under current proposal ($mm, except per share data)


Braves
Royals
Operating synergies
Tax efficiencies
Transaction expenses
$111,359
$46,618
$4,756
$2,800
$339
$24,483
$140,711
$26,668
$114,042
% ownership:
19.0%
81.0%
% value creation
9.7%
2.4%
Braves standalone[1] implied equity value
Royals standalone[2] implied equity value
Synergies[3] ($500mm pre-tax)
Tax efficiencies[4]
Transaction expenses ($500mm pre-tax)
Cash paid to Royals shareholders
Pro forma implied equity value with tax efficiencies

	Braves standalone	Royals standalone	Synergies	Tax efficiencies	Transaction expenses	Cash paid to Royals shareholders	Pro forma implied equity value with tax efficiencies
Implied value per Royals Share[3]	-	$56.26[5]	$2.06[6]			$29.44[7]	$32.07[7]

Total implied value to Royals shareholders: **$61.51**

Source: Royals management projections; Royals' management projections for Braves; Royals management; Braves management

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan; Assumes intrinsic standalone implied equity value is the mid-point of the DCF range; GBP/USD exchange rate of 1.2186 as of 01/13/17; [1] Reflects a WACC range of 6.75%-8.0% and a terminal growth rate of 0.0%-1.0%; [2] Implied equity value represents 58% currently not owned by Braves; Reflects a WACC range of 5.75%-6.75% and a terminal growth rate range of 0.0%-1.0%; per share amount assumes the midpoint of DCF range using a WACC of 6.25% and a terminal growth rate of 0.5%; [3] Synergies of $500mm per Royals and Braves management ; present value calculated assuming 6.25% discount and long-term growth rate of 0.0%; [4] Per Braves management tax planning intentions; present value calculated at 5.0% discount rate and 0.0% long term growth rate; [5] Royals diluted shares outstanding of 1,433.0mm as of 01/15/17; [6] Pro forma diluted shares outstanding of 2,308.1mm; [7] Implied Royals diluted shares outstanding of 831.6mm as of 01/15/17 represents the 58% currently not owned by Braves

17

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

Royals and Braves exchange ratio evolution
For illustrative purposes and reference only
Royals and Braves exchange ratio since the day before the announcement of the Lorillard acquisition (07/14/14)
Cash adj. exchange ratio1
Exchange ratio
More favorable to Royals
1.2000x
1.1000x
1.0000x
0.9000x
0.8000x
0.7000x
0.6000x
0.5000x
0.4000x
0.3000x
0.2000x
0.1000x
0.0000x
Cash adj. exchange ratio1 Exchange ratio
Unaffected date of 10/20/16
1-month average ended 10/20/16
0.2897x
0.7680x
6-month average ended 10/20/16
0.3298x
0.8046x
1-year average ended 10/20/16
0.3299x
0.8287x
Average since Lorillard completion (06/11/15) ended 10/20/16
0.3001x
0.8071x
Average since 10/21/16
0.4582x
0.9864x
Exchange ratio high since Lorillard completion ended 10/20/16
0.4027x
0.9538x
Average exchange ratio since Lorillard completion to 10/20: 0.8071x
Braves’ 01/10/16
proposal: 0.5260x
Average cash adj. exchange ratio1 since Lorillard completion to 10/20: 0.3001x
More favorable to Braves
Jul ‘14 Oct ‘14 Jan ‘15 Apr ‘15 Jul ‘15 Oct ‘15 Jan ‘16 Apr ‘16 Jul ‘16 Oct ‘16 Jan ‘17
Source: Company filings; FactSet; Market data as of 01/13/17
1 Adjusted for $29.44 in cash as per 01/10/17 proposal

J.P.Morgan
COMBINATION ANALYSIS

Agenda
Page
Royals implied standalone valuation analysis 2
Braves implied standalone valuation analysis 8
Combination analysis 14
Appendix 19
J.P.Morgan
BOARD DISCUSSION MATERIALS

Braves and Royals – public market overview

Braves public market overview

(£mm / $mm, except per share data)		GBP	ADS USD[1]
Closing price (01/13/17)		£47.30	$57.61[2]
% 52-wk high		*92.1%*	*87.7%*
Shares outstanding		1,874.3	1,874.3
Market cap		**£88,643**	**$107,967**
+ Debt as of 09/15/16		£19,959	$24,323
- Cash as of 06/30/16		(1,943)	(2,368)
- Other adj. as of 06/30/16[3]		(36,266)	(44,194)
Implied firm value		**£70,394**	**$85,728**
FYE 12/31	2015A	2016E	2017E
Revenues	£13,104	£14,835	£16,541
% growth	*(6.2%)*	*13.2%*	*11.5%*
EBITDA	£5,355	£5,860	£6,622
% margin	*40.9%*	*39.5%*	*40.0%*
EPS	£2.30	£2.44	£2.80
% growth	*38.2%*	*6.1%*	*14.6%*
Implied valuation		2016E	2017E
FV / EBITDA		12.0x	10.6x
P/E		19.4x	16.9x
Credit metrics	Debt as of 09/15/16	(cash as of 06/30/16)	
Debt / 2016E EBITDA			3.4x
Net debt / 2016E EBITDA			3.1x
Credit ratings			A- / A3

Royals public market overview

($mm, except per share data)			USD[1]
Closing price (01/13/17)			$55.97
% 52-wk high			*98.8%*
Shares outstanding			1,430.9
Market cap			**$80,089**
+ Debt as of 09/30/16			$12,950
- Cash as of 09/30/16			(1,959)
- Other adj. as of 09/30/16			0
Implied firm value			**$91,080**
FYE 12/31	2015A	2016E	2017E
Revenues	$10,675	$12,479	$13,009
% growth	*26.0%*	*16.9%*	*4.3%*
EBITDA	$4,529	$5,933	$6,313
% margin	*42.4%*	*47.5%*	*48.5%*
EPS	$1.98	$2.31	$2.53
% growth	*44.1%*	*16.6%*	*9.8%*
Implied valuation		2016E	2017E
FV / EBITDA		15.4x	14.4x
P/E		24.3x	22.1x
Credit metrics			As of 9/30/2016
Debt / 2016E EBITDA			2.2x
Net debt / 2016E EBITDA			1.9x
Credit ratings			BBB / Baa3

Source: Royals and Braves filings, Royals management projections, Royals' management projections for Braves, FactSet market data as of 01/13/17
[1] GBP/USD exchange rate of 1.2186 as of 01/13/17
[2] Calculated as Braves ADS price divided by 2. Currently, each Braves ADS represents two Braves ordinary shares. Prior to the Closing, Braves intends to effect a forward split of the Braves ADSs such that each Braves ADS will represent one Braves ordinary share
[3] Assumes Braves net other adjustment of £36,266mm, consisting of £2,275mm in current market value of minority interests and (£38,541mm) in associates current market value

APPENDIX

19

J.P.Morgan

Public company operating metrics
Net debt/EBITDA Dec-16E
EBITDA margin
CAGR 2016E–18E
Dec-17E Sales EBITDA EPS
Royals1 1.9x 48.5% 4.5% 7.7% 9.8%
Braves2 3.1x 40.0% 7.5% 9.1% 11.1%
2.2x 45.0% 4.2% 6.9% 8.5%
Altria 1.0x 49.5% 2.2% 5.4% 9.4%
JT 0.7x 32.8% 3.5% 3.8% 4.5%
IMPERIAL BRANDS 3.3x 46.3% 5.1% 4.6% 7.1%
SWEDISH MATCH 1.1x 28.4% 3.7% 3.7% 6.8%
Peers average (01/13/17) 1.6x 40.4% 3.7% 4.9% 7.2%
Peers median (01/13/17) 1.1x 45.0% 3.7% 4.6% 7.1%
Source: Royals management projections, FactSet as of 01/13/17
1 Per Royals management projections; Royals’ management projections for Braves
2 EBITDA exclude income from associates in Royals and ITC

J.P.Morgan
APPENDIX

Royals discount rate analysis
Discount rate summary
Risk free rate1 2.4%
Equity risk premium 5.8% — 6.8%
Levered beta 0.45 — 0.95
Country risk premium 0.0% — 0.0%
Cost of equity 5.0% — 8.8%
Pre-tax cost of debt 3.8%
Post-tax cost of debt 2.4%
Debt/total cap target 15.0%
Calculated discount rate 4.6% — 7.8%
Selected range 5.75% — 6.75%
Capital structure benchmarks
Levered beta
Company
Market cap ($bn)
Debt / Total cap.
Barra
Historical
Relevered historical2
Philip Morris $140.7 17.6% 0.554 0.633 0.610
Altria $132.0 9.5% 0.442 0.553 0.575
Braves $108.0 18.4% 0.806 0.807 0.775
Japan Tobacco $60.3 8.5% 0.473 1.009 1.052
Imperial Brands $42.1 28.8% 0.798 0.633 0.542
SWMA $5.9 16.0% 0.721 0.575 0.557
Mean 16.5% 0.632 0.702 0.685
Median 16.8% 0.638 0.633 0.593
Royals $80.1 13.9% 0.521 0.552 0.557
Cost of equity vs. Debt/total cap target3
Cost of equity
5.0% 6.3% 7.5% 8.8%
5.0% 4.9% 6.1% 7.3% 8.5%
Debt/total cap
10.0% 4.7% 5.9% 7.0% 8.2%
15.0% 4.6% 5.7% 6.8% 7.8%
20.0% 4.5% 5.5% 6.5% 7.5%
25.0% 4.3% 5.3% 6.2% 7.2%
Cost of equity vs. Pre-tax cost of debt3
Cost of equity
5.0% 6.3% 7.5% 8.8%
2.8% 4.5% 5.6% 6.7% 7.8%
Pre-tax cost of debt
3.3% 4.5% 5.6% 6.7% 7.8%
3.8% 4.6% 5.7% 6.8% 7.8%
4.3% 4.6% 5.7% 6.8% 7.9%
4.8% 4.7% 5.8% 6.9% 7.9%
Source: FactSet, Barra, J.P. Morgan estimates; Note: Market data as of 01/13/17
1 U.S. 10-year treasury bond yield as of 01/13/17; 2 Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on assumed debt/total cap target of 15.0%; 3 Assumes pre-tax cost of debt of 3.8%, debt/total cap target of 15.0% and tax rate of 37.0%

J.P.Morgan
APPENDIX

Braves discount rate analysis
Discount rate summary
UK Risk free rate1 1.4%
UK Equity risk premium 7.0% — 7.0%
Levered beta 0.50 — 1.00
Country risk premium 1.6% — 1.6%
Cost of equity 6.5% — 10.0%
Pre-tax cost of debt 2.4%
Post-tax cost of debt 1.7%
Debt/total cap target 15.0%
Calculated discount rate 5.8% — 8.8%
Selected range 6.75% — 8.00%
Capital structure benchmarks
Levered beta
Company
Market cap ($bn)
Debt / Total cap.
Barra
Historical
Relevered historical2
Philip Morris $140.7 17.6% 0.554 0.633 0.618
Altria $132.0 9.5% 0.442 0.553 0.583
Royals $80.1 13.9% 0.521 0.552 0.564
Japan Tobacco $60.3 8.5% 0.473 1.009 1.065
Imperial Brands $42.1 28.8% 0.798 0.633 0.549
SWMA $5.9 16.0% 0.721 0.575 0.564
Mean 15.7% 0.585 0.659 0.657
Median 15.0% 0.538 0.604 0.574
Braves $108.0 18.4% 0.806 0.807 0.785
Cost of equity vs. Debt/total cap target3
Cost of equity
6.5% 7.7% 8.9% 10.0%
5.0% 6.3% 7.4% 8.5% 9.6%
Debt/total cap
10.0% 6.0% 7.1% 8.2% 9.2%
15.0% 5.8% 6.8% 7.8% 8.8%
20.0% 5.6% 6.5% 7.4% 8.4%
25.0% 5.3% 6.2% 7.1% 8.0%
Cost of equity vs. Pre-tax cost of debt3
Cost of equity
6.5% 7.7% 8.9% 10.0%
Pre-tax cost of debt
1.4% 5.7% 6.7% 7.7% 8.7%
1.9% 5.8% 6.7% 7.7% 8.7%
2.4% 5.8% 6.8% 7.8% 8.8%
2.9% 5.9% 6.9% 7.9% 8.8%
3.4% 5.9% 6.9% 7.9% 8.9%
Source: FactSet, Barra, J.P. Morgan estimates; Note: Market data as of 01/13/17
1 Yield from British Government Securities as of 01/11/17, 10 year; 2 Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on assumed debt/total cap target of 15.0%; 3 Assumes pre-tax cost of debt of 2.4%, debt/total cap target of 15.0% and tax rate of 29.0%

J.P.Morgan
APPENDIX

Relative value analysis
Adjusted for $29.44 in cash as per Braves’ 01/10/17 proposal
Hypothetical illustrative analysis only – no prediction as to future share trading
Braves shares per Royals share adjusted for $29.44 in cash as per Braves’ 01/10/17 proposal
Current Braves proposal:
0.5260x1
For reference only2:
52-week trading range
0.2269x 0.5764x
Equity analyst price targets 0.2484x 0.6214x
Trading multiples:
FV / 2017E EBITDA3 0.1026x 0.4667x
P/E 2017E 0.4917x 0.0437x
Discounted cash flow:
0.2525x
0.7708x
0.0000x
0.2000x
0.4000x
0.6000x
0.8000x
Source: Royals management projections; Royals’ management projections for Braves
Note: Market data as of 01/13/17; Exchange ratios based on high/low and low/high valuation range for each corresponding valuation methodology; GBP/USD exchange rate of 1.2186 as of 01/13/17
1 Exchange ratio as per Braves 01/10/17 proposal
2 Values as of 10/20/16 to represent unaffected share price
3 Braves’ 2017E EBITDA of £9,207mm (Braves’ EBITDA adjusted by £2,174mm and Ł628mm to reflect Braves’ proportionate ownership in Royals and ITC, respectively)

J.P.Morgan
APPENDIX

Overview of operational synergies and cost to achieve
Annual operational synergy phase-in and cost to achieve ($mm)
Year 1 Year 2 Year 3 Year 4 Year 5
Pre-tax synergies achieved $0.0 $250.0 $500.0 $500.0 $500.0
Pre-tax cost to achieve synergies (250.0) (250.0) 0.0 0.0 0.0
Net pre-tax synergies (250.0) 0.0 500.0 500.0 500.0
Blended tax rate1 32.3% 32.4% 32.5% 32.6% 32.7%
Net post-tax net synergies ($169.3) $0.0 $337.5 $337.0 $336.7
Source: Royals management projections; Royals’ management projections for Braves; Royals management; Braves management
Note: Assumes a transaction closing date of 06/30/17; Run-rate pre-tax operational synergies of $500mm annually assumed to continue after 2021 into perpetuity
1 Tax rate is blended based on Royals and Braves respective EBIT contributions to the combined company

J.P.Morgan
APPENDIX

Illustrative accretion / dilution analysis

For illustrative purposes and reference only

Accretion / dilution detail

FYE Dec-31 ($mm, except per share)	2018E $mm	2018E PF $/share[1]	2019E $mm	2019E PF $/share[1]
Braves standalone diluted EPS	**$3.67**		**$3.95**	
Royals standalone net income	$3,903	$1.69	$4,155	$1.80
(-) Incremental net interest expense post-tax[2]	(607)	(0.26)	(563)	(0.24)
(+) Operational synergies post-tax	169	0.07	337	0.15
(-) IFRS pension adjustment post-tax	(121)	(0.05)	(121)	(0.05)
(+) Purchase accounting debt mark-to-market post-tax	82	0.04	66	0.03
(+) Other tax implications[3]	60	0.03	60	0.03
Royals net income contribution	**$3,486**	**$1.51**	**$3,933**	**$1.70**
(+) Braves standalone net income ex. Royals	5,363	2.32	5,722	2.48
PF net income	**$8,849**	**$3.83**	**$9,655**	**$4.18**
PF shares outstanding		2,308		2,308
vs. standalone Braves		$0.16		$0.23
% accretion		**4.3%**		**5.9%**

Commentary

- Per Royals' management projections for Braves
- Per Royals management guidance
- Assumes 4.18% cost of debt in the US and 1.80% cost of debt in the UK, per Braves management
- $500mm of operating synergies per Royals management and Braves management
- Estimated $190mm pre-tax IFRS treatment of Royals' pension on a pro forma basis, per Braves management
- Estimated IFRS treatment of Royals' debt, per Braves management
- Group management charges tax benefit of $15mm and guarantee fee of $45mm, per Braves management
- Excludes Braves equity income from Royals, net of IFRS pension adjustment and withholding tax, per Braves management

Source: Royals management; Braves management; Note: GBP/USD exchange rate of 1.2186 as of 01/13/17; Royals management projections; Royals' management projections for Braves
[1] Assumes Braves and Royals diluted shares outstanding of 1,870.6mm as of 01/13/17 per Braves management and 1,433.0mm as of 01/15/17, respectively and shares issued at a 0.5260x exchange ratio
[2] Reflects additional interest from new acquisition debt and adjusts Royals standalone debt and interest assumptions to account for the elimination of share repurchases
[3] Per Braves management stated tax planning intentions

APPENDIX

25

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading